Exhibit 99.1

Aristos Logic Corporation
Index to Financial Statements

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Aristos Logic Corporation

We have audited the accompanying balance sheet of Aristos Logic Corporation as of September 30, 2007, and the related statements of operations, mandatorily redeemable convertible preferred stock and stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Aristos Logic Corporation for the year ended September 30, 2006, were audited by other auditors whose report dated January 17, 2007, expressed an unqualified opinion on those statements with a going concern paragraph, and included an explanatory paragraph that disclosed the change in the Company's method of accounting for preferred stock warrants discussed in Note 4 to these financial statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 3 to the financial statements, effective October 1, 2006, the Company changed its method of accounting for share-based payments in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aristos Logic Corporation at September 30, 2007, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Aristos Logic Corporation will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has experienced recurring losses, negative cash flows from operations, and has an accumulated deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

December 21, 2007, except for Note 10 as to which the date is October 17, 2008

Report of Independent Auditors

To the Board of Directors and Stockholders of
Aristos Logic Corporation:

In our opinion, the accompanying balance sheet and the related statement of operations, mandatorily redeemable convertible preferred stock and stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Aristos Logic Corporation at September 30, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that Aristos Logic Corporation will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced recurring losses, negative cash flows from operations, and has an accumulated deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 4 to the financial statements, the Company changed the manner in which it accounts for preferred stock warrants in 2006.

/s/ PricewaterhouseCoopers LLP
Orange County, California
January 17, 2007, except for the second to last paragraph of Note 10, as to which the date is October 17, 2008

ARISTOS LOGIC CORPORATION
BALANCE SHEETS

                                                                                        September 30,
                                                                             --------------------------------------
                                                                                    2007                2006
                                                                             ------------------  ------------------
Assets
Current assets:
    Cash and cash equivalents                                               $        3,686,925  $       14,007,513
    Accounts receivable                                                                397,775              42,850
    Inventories                                                                        467,983             118,786
    Prepaids and other current assets                                                  119,157             217,037
                                                                             ------------------  ------------------
        Total current assets                                                         4,671,840          14,386,186

Property and equipment, net                                                            911,193           1,682,589
Deferred financing costs                                                               509,951             250,363
                                                                             ------------------  ------------------
Total assets                                                                $        6,092,984  $       16,319,138
                                                                             ==================  ==================
Liabilities, Mandatorily Redeemable Convertible Preferred Stock
    and Stockholders' Deficit
Current liabilities:
    Accounts payable                                                        $          733,447  $          694,294
    Accrued expenses                                                                 1,024,016             931,264
    Growth loans, current                                                            1,501,082           2,336,231
    Equipment credit lines, current                                                    834,557             716,523
    Deferred revenues                                                                  650,000             708,188
                                                                             ------------------  ------------------
        Total current liabilities                                                    4,743,102           5,386,500

Long-term liabilities:
    Growth loans, less current portion                                               1,888,015             419,097
    Equipment credit lines, less current portion                                       770,388             636,982
    Warrant liability                                                                1,117,326             925,656
                                                                             ------------------  ------------------
        Total long-term liabilities                                                  3,775,729           1,981,735
                                                                             ------------------  ------------------
Total liabilities                                                                    8,518,831           7,368,235
                                                                             ------------------  ------------------
Commitments and contingencies (Note 8)

Mandatorily redeemable convertible preferred stock: $0.0001 par value,
    469,294,672 shares authorized
       Series B-1, 50,241,935 shares authorized, 50,000,000 shares issued and
          outstanding (liquidation preference of $15,500,000)                       15,340,417          15,301,225
       Series C, 93,484,207 shares authorized, 89,813,578 shares issued and
          outstanding (liquidation preference of $20,019,447)                       19,964,766          19,951,340
       Series D, 54,568,530 shares authorized, 51,184,434 shares issued and
          outstanding (liquidation preference of $12,100,000)                       11,765,572          11,683,441
       Series E, 61,000,000 shares authorized, 46,400,000 and 60,400,000 shares issued and outstanding at September 30, 2007 and
          2006, respectively (liquidation preference of $11,600,000 and
          $15,100,000, respectively)                                                11,529,461          15,016,649
       Series F, 50,000,000 shares authorized, 30,615,319 and 49,999,999 shares issued and outstanding at September 30, 2007 and
          2006, respectively (liquidation preference of $9,184,596 and
          $15,000,000, respectively)                                                 9,096,448          14,890,202
       Series G, 55,000,000 shares authorized, 20,777,492 shares issued and outstanding (liquidation preference of $18,699,743)
          at September 30, 2007                                                      5,704,443                  --
                                                                             ------------------  ------------------
Total mandatorily redeemable convertible preferred stock                            73,401,107          76,842,857
                                                                             ------------------  ------------------

Stockholders' deficit:
    Common stock, $0.0001 par value, 608,190,474 and 500,159,015 shares authorized, 54,119,573 and 19,218,482 shares issued and outstanding at
      September 30, 2007 and 2006, respectively                                          5,412               1,922
    Common stock warrants                                                              415,550                  --
    Additional paid-in capital                                                      30,357,205          21,131,738
    Accumulated deficit                                                           (106,605,121)        (89,025,614)
                                                                             ------------------  ------------------
        Total stockholders' deficit                                                (75,826,954)        (67,891,954)
                                                                             ------------------  ------------------
Total liabilities, mandatorily redeemable convertible preferred
    stock, and stockholders' deficit                                        $        6,092,984  $       16,319,138
                                                                             ==================  ==================

See accompanying Notes to Financial Statements.

ARISTOS LOGIC CORPORATION
STATEMENTS OF OPERATIONS

                                                                                  Year ended September 30,
                                                                                   2007              2006
                                                                             ----------------  ----------------
Revenue:
     Product                                                                $      1,171,945  $      3,150,445
     Engineering services                                                            558,188           679,300
     Support services                                                                600,000         1,287,890
                                                                             ----------------  ----------------
Total revenues                                                                     2,330,133         5,117,635

Cost of product revenue                                                              391,613         1,404,814
Engineering and development                                                       16,111,772        14,557,290
Sales and marketing                                                                1,689,160         1,571,503
General and administrative                                                         1,480,531         1,250,874
                                                                             ----------------  ----------------
Total expense                                                                     19,673,076        18,784,481
                                                                             ----------------  ----------------
Loss from operations                                                             (17,342,943)      (13,666,846)

Interest income                                                                      382,497           382,038
Interest expense                                                                  (1,017,076)         (843,969)
Change in fair value of preferred stock warrants                                     398,015           (19,880)
                                                                             ----------------  ----------------
Net loss before cumulative effect of change in accounting principle              (17,579,507)      (14,148,657)
Cumulative effect of change in accounting principle                                       --           316,809
                                                                             ----------------  ----------------
Net loss                                                                    $    (17,579,507) $    (13,831,848)
                                                                             ================  ================

See accompanying Notes to Financial Statements.

ARISTOS LOGIC CORPORATION
STATEMENTS OF MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS' DEFICIT

                                                            Mandatorily Redeemable    ||
                                                                Convertible           ||
                                                               Preferred Stock        ||        Common Stock        Common     Preferred      Additional
                                                       ------------------------------ ||  -----------------------    Stock        Stock        Paid-in        Deferred      Accumulated
                                                           Shares          Amount     ||    Shares       Amount    Warrants     Warrants       Capital      Compensation     Deficit          Total
                                                       --------------  -------------- || ------------  ----------  ---------  ------------  --------------  -----------  --------------  --------------
Balance at September 30, 2005                            251,141,748  $   61,702,421  ||  18,981,901  $    1,898  $       -  $  1,222,585  $   21,288,660  $   (11,583) $  (75,193,766) $  (52,692,206)
  Issuance of common stock upon exercise of                                           ||
    stock options                                                  -               -  ||     236,581          24          -             -          28,593            -               -          28,617
  Issuance of Series F convertible preferred stock,                                   ||
    net of issuance costs of $111,659                     49,999,999      14,888,341  ||           -           -          -             -               -            -               -               -
  Issuance of Series E convertible preferred stock           256,264          64,066  ||           -           -          -             -               -            -               -               -
  Series F convertible preferred stock accretion                   -           1,861  ||           -           -          -             -          (1,861)           -               -          (1,861)
  Series E convertible preferred stock accretion                   -          15,305  ||           -           -          -             -         (15,305)           -               -         (15,305)
  Series D convertible preferred stock accretion                   -         104,146  ||           -           -          -             -        (104,146)           -               -        (104,146)
  Series C convertible preferred stock accretion                   -          17,027  ||           -           -          -             -         (17,027)           -               -         (17,027)
  Series B-1 convertible preferred stock accretion                 -          49,690  ||           -           -          -             -         (49,690)           -               -         (49,690)
  Preferred stock warrants reclassified as liabilities             -               -  ||           -           -          -    (1,222,585)              -            -               -      (1,222,585)
  Amortization of deferred compensation                            -               -  ||           -           -          -             -               -       11,414               -          11,414
  Stock compensation related to options                                               ||
    granted to consultants                                         -               -  ||           -           -          -             -           2,683            -               -           2,683
  Forfeiture of unvested stock options                             -               -  ||           -           -          -             -            (169)         169               -               -
  Net loss                                                         -               -  ||           -           -          -             -               -            -     (13,831,848)    (13,831,848)
                                                       --------------  -------------- || ------------  ----------  ---------  ------------  --------------  -----------  --------------  --------------
Balance at September 30, 2006                            301,398,011      76,842,857  ||  19,218,482       1,922          -             -      21,131,738            -     (89,025,614)    (67,891,954)
  Issuance of common stock upon exercise of                                           ||
    stock options                                                  -               -  ||     531,674          53          -             -          56,159            -               -          56,212
  Issuance of common stock upon exercise of                                           ||
    stock warrants                                                 -               -  ||     984,737          99          -             -               -            -               -              99
  Issuance of Series G convertible preferred stock                                    ||
    net of issuance costs of $125,846                     20,777,492       6,107,402  ||           -           -          -             -               -            -               -               -
  Issuance of common stock warrants                                -        (415,550) ||           -           -    415,550             -               -            -               -         415,550
  Series E and F convertible preferred stock                                          ||
    converted to common stock                            (33,384,680)     (9,315,404) ||  33,384,680       3,338          -             -       9,312,066            -               -       9,315,404
  Series G convertible preferred stock accretion                   -          12,590  ||           -           -          -             -         (12,590)           -               -         (12,590)
  Series F convertible preferred stock accretion                   -          21,650  ||           -           -          -             -         (21,650)           -               -         (21,650)
  Series E convertible preferred stock accretion                   -          12,812  ||           -           -          -             -         (12,812)           -               -         (12,812)
  Series D convertible preferred stock accretion                   -          82,132  ||           -           -          -             -         (82,132)           -               -         (82,132)
  Series C convertible preferred stock accretion                   -          13,426  ||           -           -          -             -         (13,426)           -               -         (13,426)
  Series B-1 convertible preferred stock accretion                 -          39,192  ||           -           -          -             -         (39,192)           -               -         (39,192)
  Stock option compensation                                        -               -  ||           -           -          -             -          39,044            -               -          39,044
  Net loss                                                         -               -  ||           -           -          -             -               -            -     (17,579,507)    (17,579,507)
                                                       --------------  -------------- || ------------  ----------  ---------  ------------  --------------  -----------  --------------  --------------
Balance at September 30, 2007                            288,790,823  $   73,401,107  ||  54,119,573  $    5,412  $ 415,550  $          -  $   30,357,205  $         -  $ (106,605,121) $  (75,826,954)
                                                       ==============  ============== || ============  ==========  ========== ============= =============== ============ =============== ==============

See accompanying Notes to Financial Statements.

ARISTOS LOGIC CORPORATION
STATEMENTS OF CASH FLOWS

                                                                                      Year Ended September 30,
                                                                                    2007                2006
                                                                             ------------------  ------------------
Operating activities
Net loss                                                                    $      (17,579,507) $      (13,831,848)
Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation and amortization                                                  1,486,599           1,034,590
      Amortization of deferred financing costs                                         325,140             188,369
      Stock-based compensation                                                          39,044              14,097
      Cumulative effect of change in accounting principle                                   --            (316,809)
      Change in fair value of preferred stock warrants                                (398,015)             19,880
      Change in operating assets and liabilities:
        Accounts receivable                                                           (354,925)            482,658
        Inventory                                                                     (349,197)            (52,274)
        Prepaids and other current assets                                              102,838              28,726
        Accounts payable                                                                39,153             (41,277)
        Accrued expenses                                                                92,752              80,169
        Deferred revenues                                                              (58,188)           (553,555)
Net cash used in operating activities                                        ------------------  ------------------
                                                                                   (16,654,306)        (12,947,274)
                                                                             ------------------  ------------------
Investing activities
Purchases of property and equipment                                                   (715,203)         (1,206,986)
                                                                             ------------------  ------------------
Net cash used in investing activities                                                 (715,203)         (1,206,986)
                                                                             ------------------  ------------------
Financing activities
Proceeds from exercise of stock options and warrants                                    56,311              28,617
Proceeds from borrowing on equipment credit lines                                    1,163,400             839,558
Repayments on equipment credit lines                                                  (911,960)           (873,471)
Proceeds from borrowings on growth loans                                             3,000,000                  --
Repayments on growth loans                                                          (2,366,232)         (2,072,249)
Proceeds from sale of Series E preferred stock                                              --              64,066
Proceeds from sale of Series F preferred stock, net
     of issuance costs of $111,659                                                          --          14,888,341
Proceeds from sale of Series G preferred stock, net
     of issuance costs of $125,846                                                   6,107,402                  --
                                                                             ------------------  ------------------
Net cash provided by financing activities                                            7,048,921          12,874,862
                                                                             ------------------  ------------------
Net decrease in cash and cash equivalents                                          (10,320,588)         (1,279,398)

Cash and cash equivalents at beginning of year                                      14,007,513          15,286,911
                                                                             ------------------  ------------------
Cash and cash equivalents at end of year                                    $        3,686,925  $       14,007,513
                                                                             ==================  ==================

Supplemental disclosure of cash flow information
Cash paid for interest                                                      $          691,936  $          655,600
                                                                             ==================  ==================
Cash paid for income taxes                                                  $              800  $              800
                                                                             ==================  ==================
Noncash financing activites
Issued warrant to purchase 2,866,667 shares of Series F
     preferred stock at $0.30 per share, in connection
     with obtaining growth loan                                             $          589,685  $               --
                                                                             ==================  ==================
Issued warrant to purchase 10,388,746 shares of common stock at $0.0001 per share, in connection with obtaining Series G
     preferred stock issuance                                               $          415,550  $               --
                                                                             ==================  ==================
Accretion to redemption value of redeemable preferred stock                 $          181,802  $          188,029
                                                                             ==================  ==================

See accompanying Notes to Financial Statements.

ARISTOS LOGIC CORPORATION
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

1. The Company

Aristos Logic Corporation (the "Company") was incorporated in California in February 2000 and reincorporated in Delaware in April 2005. The Company develops silicon chip products for storage systems in the data storage industry. The Company designs, develops and sells a fully integrated Input/Output controller device by embedding storage processing and interface software functionality into a single silicon chip. The device is a redundant array of independent disks ("RAID") storage processor. The Company sells its products to original equipment manufacturers ("OEM") that are suppliers of servers, storage subsystems, and controller boards for enterprise networked data storage systems, and workstations and servers for the professional consumer market. The Company operates in a single business segment.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP").

2. Liquidity and Capital Resources

Since inception, the Company has incurred recurring losses and negative cash flows from operations, has an accumulated deficit, and is expected to incur additional losses. These conditions raise substantial doubt about the Company's ability to continue as a going concern. To date, the Company has funded its operational and capital needs primarily through the net proceeds received from its debt and redeemable preferred stock (Notes 7 and 10). Management plans to obtain additional debt or equity financing to fund its future operations. However, such financing may not be available on acceptable terms, if at all.

The Company's success is dependent upon several factors, including the successful development, implementation, and marketing of its silicon chip products, its ability to obtain customers in order to achieve levels of revenues adequate to support the Company's current and future cost structure, and its success in obtaining financing for its operations. The failure of the Company to meet any of these conditions could have a materially adverse effect upon the Company and may force the Company to reduce or curtail operations.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern. Accordingly, they do not include any adjustments relating to the recoverability of the carrying amount of recorded assets or the amount of liabilities that might result from the outcome of these uncertainties.

3. Change in Accounting Principle

Stock Based Compensation

Prior to October 1, 2006, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, and related interpretations. Under the intrinsic value method, the Company recognized compensation expense for stock options granted to employees, where the exercise price was lower than the fair market value of the Company's common stock on the date of grant, and recorded compensation expense accordingly. For stock options granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant, no compensation expense had been recognized but was included as a pro forma disclosure in the notes to the financial statements as permitted by Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation.

Effective October 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS 123R") using the prospective method. SFAS 123R supersedes APB 25 and related interpretations and amends SFAS No. 95, Statement of Cash Flows. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, restricted stock units and employee stock purchase rights, to be recognized in the financial statements based on their respective grant date fair values and does not allow the previously permitted pro forma disclosure-only method as an alternative to financial statement recognition. SFAS 123R also requires the benefits of tax deductions in excess of recognized compensation cost be reported as a financing cash flow, rather than as an operating cash flow as required under previous literature.

The Company is required to apply SFAS 123R prospectively. Accordingly, stock option grants and other share-based awards granted after the adoption of SFAS 123R on October 1, 2006 are accounted for based on the fair value method. Stock option grants and other share-based awards granted prior to the adoption of SFAS 123R are accounted for based on the intrinsic value method prescribed in APB 25, Accounting for Stock Issued to Employees, and related interpretations. Financial statement amounts for the prior periods presented in this report have not been restated to reflect the fair value method of accounting for share-based compensation.

Under SFAS 123R, the Company uses the Black-Scholes option pricing model for valuation of stock-based awards. The determination of the fair value of stock-based awards on the date of grant using an option pricing model is affected by stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the expected life of the award, expected stock price, volatility over the term of the award and projected exercise behaviors. Although the fair value of stock-based awards is determined in accordance with SFAS 123R, the assumptions used in calculating fair value of stock-based awards and the Black-Scholes option pricing model are highly subjective, and other reasonable assumptions could provide differing results. As a result, if factors change and different assumptions are used, stock-based compensation expense could be materially different in the future.

For the year ended September 30, 2007, the expected life of each award granted was determined based on the provisions of SAB 107 due to the Company having insufficient history of option exercise and forfeiture activity. Expected volatility is based on the volatility of publicly traded companies in similar industries that have similar vesting and contractual terms. The risk free interest rate is based on the implied yield currently available on U.S. Treasury issues with terms approximately equal to the expected life of the option. The Company has not paid dividends in the past and does not intend to for the foreseeable future; therefore the Company used an expected dividend yield of zero. See the table below for the assumptions used.

                                                                                    2007
                                                                              -----------------
Risk free interest rate                                                         4.59% - 4.69%
Dividend yield                                                                      0.0%
Term                                                                             6.25 years
Volatility                                                                           50%

Compensation cost of $39,044 was recognized related to the Company's share based plans in the year ended September 30, 2007. Of this amount, $22,854, $8,127, and $8,063 were attributed to engineering and development, sales and marketing, and general and administrative expenses, respectively, in the statements of operations. The Company recognized $14,097 of compensation costs for the year ended September 30, 2006. As of September 30, 2007, the Company had $224,289 of unrecognized compensation costs related to share-based payments, which the Company expects to recognize over four years with a weighted average remaining life of approximately two and a half years.

4. Summary of Significant Accounting Policies

Uses of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used in the valuation of equity instruments, inventory, receivables, depreciable lives of property and equipment and deferred tax assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. All cash equivalents are carried at cost, which approximates fair value. At September 30, 2007 and 2006, cash and cash equivalents consisted of cash and money market funds.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in existing accounts receivable. The allowance for doubtful accounts is reviewed on a monthly basis and past due balances over 30 days are reviewed individually for collectibility. Account balances are charged off against the allowance when it is determined it is probable that the receivable will not be recovered. There is no off balance sheet credit exposure related to any customer. As of September 30, 2007 and 2006, there was no allowance for doubtful accounts.

Inventory

Inventory consists of finished goods held for sale. Inventory is stated at the lower of cost (first-in, first-out method) or market. Cost is the price of the finished product that is purchased from the Company's fabricator. The Company writes down its inventory to net realizable value based on demand and market conditions, which may differ from actual results.

Property and Equipment

Property and equipment are stated at historical cost, less accumulated depreciation. Depreciation is based on the straight-line method over the following estimated useful lives:

Software and equipment                                                             2 to 3 years
Laboratory equipment                                                               2 to 3 years
Computers and equipment                                                            2 to 5 years
Furniture                                                                          2 to 5 years
Leasehold improvements                                                             2 to 3 years

Leasehold improvements are amortized over the lesser of the related lease term or their estimated useful life. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in operations.

Capitalized Software

In accordance with Statement of Position ("SOP") No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, the Company capitalizes certain costs incurred to acquire software, principally used for the design of the Company's products. Internal use software costs capitalized during the years ended September 30, 2007 and 2006 were $27,899 and $131,538, respectively. Capitalized costs are included in property and equipment (Note 5) and are amortized over periods ranging from two to three years. The net book value of software costs capitalized as of September 30, 2007 and 2006 was $48,568 and $107,731, respectively.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets, including any cash flows upon their eventual disposition, to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, the assets are written down to their fair value. As of September 30, 2007 and 2006, there had been no such impairments.

Deferred Financing Costs

Deferred financing costs are the result of warrants issued in connection with the Company's equipment credit lines and growth loans (Note 7) and are amortized to interest expense on a straight-line basis, which approximates the effective interest method, over the life of the related debt.

Revenue Recognition

Revenue from product sales is recognized once delivery has occurred provided that persuasive evidence of an arrangement exists, the price is fixed or determinable, and collectibility is reasonably assured. Delivery occurs when title and risk of loss have transferred to the customer, which is when the product is received by the customer. The Company may obtain advanced deposits for a portion of the sales price in advance of shipment. These amounts are recorded as deferred revenue until the revenue recognition criteria above are met.

The Company's products consist of a hardware and software component. In accordance with SOP 97-2, Software Revenue Recognition, the Company recognizes revenue when both components of the product have been delivered. The Company ships the software to the customer prior to delivery of the hardware. Revenue is recognized when the hardware is delivered to the customer who immediately loads the software on each hardware device.

The Company enters into arrangements for non-recurring engineering ("NRE") services during the product development phase and supply of the related products. In accordance with EITF 00-21, Revenue Arrangements with Multiple Deliverables, the Company analyzes multiple element arrangements to determine whether the elements can be separated and accounted for individually as separate units of accounting. The delivered item is considered to be a separate unit of accounting if all of the following criteria are met: (a) the delivered item has value to the customer on a stand alone basis, (b) there is objective and reliable evidence of the fair value of the undelivered item, and (c) if the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially in the Company's control. If the item does not have stand-alone value or if there is no objective or reliable evidence of fair value of the undelivered component, the amount of the revenue allocable to the delivered item is deferred until all elements of the arrangement are delivered.

For those arrangements containing both NRE services and products, the Company defers the advance payments received until the following revenue recognition criteria have been met: persuasive evidence of an arrangement, price is fixed or determinable, and services have been provided. Depending on the terms of the arrangement, the advance payment may be amortized over the term of the arrangement or deferred until all services under the arrangement have been provided. The consideration allocated to the NRE was not contingent upon delivery of the products under the related product supply agreements. Depending on the terms of the arrangement, the revenue relating to the NRE payments received may be recognized as the substantive, performance based milestones are achieved or deferred until all services under the arrangement have been met.

The Company also enters into arrangements for support services for periods ranging from six months to one year. Revenue is recognized on a straight-line basis over the term of the arrangement when persuasive evidence of an arrangement exists, the price is fixed or determinable, and collectibility is reasonably assured.

Research and Development

Research and development costs are expensed as incurred. Costs include personnel and material costs relating to developing the silicon chip and the software on the chip, which provides the features, content and functionality of the Company's silicon chip products.

All costs incurred to establish the technological feasibility of software developed by the Company that is integral to its products is expensed as research and development costs. Given the short period of time between technology feasibility and when the product is available for release, no software development costs have been capitalized.

Comprehensive Loss

Comprehensive loss encompasses all changes in equity other than those arising from transactions with the Company's stockholders. For the years ended September 30, 2007 and 2006, there was no difference between net loss and comprehensive loss.

Income Taxes

The Company accounts for its income taxes using the asset and liability method whereby deferred tax assets and liabilities are determined based on temporary differences between the basis used for financial reporting and income tax reporting purposes. Deferred income taxes are provided based on the enacted tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize those tax assets through future operations.

Concentration of Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consists principally of cash, to the extent balances exceed limits that are insured by the Federal Deposit Insurance Corporation, and cash equivalents. Cash equivalents are invested in money market funds of a major U.S. financial services company. The Company maintains its cash accounts in a commercial bank and the money market funds at a financial institution affiliated with the bank. At September 30, 2007, cash on deposit plus the money market funds was in excess of the federally insured limit of $100,000 by approximately $3,587,000.

The Company relies upon one primary vendor for the manufacture of its product; therefore, the loss of its primary supplier has the potential to result in a manufacturing delay and a possible loss of sales, which could affect operating results adversely.

The following customers accounted for more than 10% of accounts receivable or 10% of revenue at September 30, 2007 and 2006 and for the years then ended.

                                                                                    2007               2006
                                                                              -----------------  -----------------
Revenue
   Customer A                                                                               47%                1%
   Customer B                                                                               47%               36%
   Customer C                                                                                 0%               61%
Accounts receivable
   Customer A                                                                               93%                 0%
   Customer B                                                                                 0%                 0%
   Customer C                                                                                 0%                 0%

Warranties

The Company has not experienced any warranty returns. As a result, there were no amounts accrued at September 30, 2007 and 2006 for estimated warranty costs.

Preferred and Common Stock Warrants

On October 1, 2005, the Company adopted the provisions of FASB Staff Position No. FAS 150-5, Issuer's Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable, ("FSP 150-5"). FSP 150-5 requires freestanding warrants and other similar instruments on shares that are redeemable (either putable or mandatorily redeemable) to be classified as liabilities. Certain of the Company's warrants are exercisable into mandatorily redeemable preferred stock (Note 10) and are classified as liabilities. Certain of the Company's warrants are redeemable into common stock (Note 9) and are classified as stockholders' equity. The preferred and common stock warrants are carried at their fair value. Decreases or increases in fair value of preferred stock warrants at each reporting date are recorded as change in fair value of preferred stock warrants. The decrease in fair value of the preferred stock warrants from issuance to September 30, 2005 was $316,809, the increase in fair value of the warrants in fiscal year 2006 was $19,880, and the decrease in fair value of the warrants in fiscal year 2007 was $398,015. The fiscal year 2007 decrease was a result of the reduced value of the underlying Series B-1, Series C, Series D, Series E, and Series F preferred stock due to lesser liquidation preferences with the issuance of Series G preferred stock. There has been no change in the fair value of common stock warrants. The warrants are exercisable either through cash payment of the exercise price or through net share settlement at the option of the holder.

The assumptions used to value the warrants at September 30, 2007 and 2006, respectively, were as follows:

                                                                                    2007               2006
                                                                              -----------------  -----------------
Risk free interest rate                                                         4.00% - 4.38%      4.49% - 4.67%
Dividend yield                                                                      0.0%               0.0%
Term                                                                           1.4 -7.3 years     2.5 - 6.9 years
Volatility                                                                        36% - 69%          47% - 61%

New Accounting Pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise's financial statements in accordance with SFAS 109. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 will be effective for the Company for the fiscal year ending September 30, 2009, and the provisions of FIN 48 will be applied to all tax positions upon its initial adoption. The cumulative effect of applying the provisions of FIN 48 will be reported as an adjustment to the opening balance of retained earnings for that fiscal year. The Company is currently evaluating the application of FIN 48 to its financial statements and has not yet determined its impact.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS 157"), which defines fair value, provides a framework for measuring fair value, and expands the disclosures required for fair value measurements. SFAS 157 applies to all accounting pronouncements that require fair value measurements. It does not require any new fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company has not yet evaluated the impact SFAS 157 will have on its financial statements upon adoption.

In February 2007 the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115 ("SFAS 159"). SFAS 159 allows companies to elect to measure certain assets and liabilities at fair value and is effective for fiscal years beginning after November 15, 2007. The Company has not yet evaluated the impact SFAS 159 will have on its financial statements upon adoption.

5. Property and Equipment

Property and equipment consisted of the following at September 30:

                                                                                    2007                2006
                                                                             ------------------  ------------------
Software and equipment                                                      $        1,032,435  $        2,773,183
Laboratory equipment                                                                   105,208             166,793
Computers and equipment                                                              1,489,150           1,466,707
Furniture                                                                              209,252             209,253
Leasehold improvements                                                                 199,374             175,503
                                                                             ------------------  ------------------
Less: Accumulated depreciation and amortization                                      3,035,419           4,791,439
                                                                                    (2,124,226)         (3,108,850)
                                                                             ------------------  ------------------
                                                                            $          911,193  $        1,682,589
                                                                             ==================  ==================

Depreciation and amortization expense related to property and equipment for the years ended September 30, 2007 and 2006 was $1,486,599 and $1,034,590, respectively.

6. Accrued Expenses

Accrued expenses consisted of the following at September 30:

                                                                                     2007                2006
                                                                               ----------------    ----------------
Accrued vacation                                                             $         858,685   $         832,599
Other                                                                                  165,331              98,665
                                                                               ----------------    ----------------
                                                                             $       1,024,016   $         931,264
                                                                               ================    ================

7. Debt

The Company's debt obligations consisted of the following at September 30:

                                                                                     2007                2006
                                                                               ----------------    ----------------
Equipment credit lines                                                       $       1,604,945   $       1,353,505
Growth loan                                                                          3,389,097           2,755,328
                                                                               ----------------    ----------------
                                                                                     4,994,042           4,108,833
Less: current portion                                                               (2,335,639)         (3,052,754)
                                                                               ----------------    ----------------
                                                                             $       2,658,403   $       1,056,079
                                                                               ================    ================

Principal payments under the Company's debt obligations as of September 30, 2007 were as follows for the years ending September 30:

2008                                                                         $       2,335,639
2009                                                                                 1,749,583
2010                                                                                   908,820
                                                                               ----------------
                                                                             $       4,994,042
                                                                               ================

Equipment Credit Lines

Pursuant to a December 2000 loan agreement, the Company issued a warrant to the bank to purchase 10,000 shares of Series A convertible preferred stock at $2.587 per share. The warrant vested immediately, expired in December 2007 and had a fair value of $20,640 at its grant date, which was recorded as deferred financing costs and was amortized over the three-year life of the loan. In March 2003, the Company issued a warrant to the bank to purchase 10,000 shares of Series C convertible preferred stock at $0.2229 per share in exchange for the Series A convertible preferred stock warrant. The warrant expires in March 2010. As of September 30, 2007, this warrant, which is exercisable into 10,000 shares of Series C convertible preferred stock, was outstanding. The warrant was classified as a liability at September 30, 2007 as it is exercisable into redeemable preferred stock (Note 4).

In March 2002, the Company obtained a line of credit with a bank that was used to purchase $1,271,878 of equipment and software. The debt of $1,271,878 bore interest at 2.0 percent above prime, was payable in 36 monthly installments consisting of principal and interest beginning April 2002 through March 2005, and was collateralized by substantially all the Company's assets, excluding intellectual property. Pursuant to the loan agreement, the Company issued a warrant to the bank to purchase 241,935 shares of Series B-1 convertible preferred stock at $0.31 per share. The warrant vested immediately, expires in March 2009 and had a fair value of $23,385 at its grant date, which was recorded as deferred financing costs and was being amortized over the three-year life of the loan. This loan was paid in full in July 2004 with the proceeds from a working capital loan and the remaining deferred financing costs were expensed. As of September 30, 2007, this warrant, which is exercisable into 241,935 shares of Series B-1 convertible preferred stock, was outstanding. The warrant was classified as a liability at September 30, 2007 as it is exercisable into redeemable preferred stock (Note 4).

In July 2003, the Company obtained a $2 million line of credit with a lending corporation. The line of credit was used to purchase $1,945,410 of equipment and software. A total of $1,691,669 bears interest at 13.6 percent and is payable in monthly installments consisting of principal and interest beginning September 2003 through July 2007, and $253,741 bears interest at 13.5 percent and was paid in monthly installments of principal and interest beginning September 2003 through December 2006. Pursuant to the loan agreement, the Company issued a warrant to the lender to purchase 538,358 shares of Series C convertible preferred stock at $0.2229 per share. The warrant vested immediately, expires in March 2011 and had a fair value of $38,344 at its grant date, which was recorded as deferred financing costs and was amortized over the three-year life of the loan. As of September 30, 2007, this warrant, which is exercisable into 538,358 shares of Series C convertible preferred stock, was outstanding. The warrant was classified as a liability at September 30, 2007 as it is exercisable into redeemable preferred stock (Note 4).

In August 2005, the Company obtained a $2.5 million line of credit with a lending corporation. The line of credit was used to purchase $2,463,143 of equipment and software. The borrowings made under the line of credit bear interest at rates between 6.75% and 14.18% and are payable in monthly installments consisting of principal and interest beginning November 2005 through April 2010. Pursuant to the loan agreement, the Company issued a warrant to the lender to purchase 600,000 shares of Series E convertible preferred stock at $0.25 per share. The warrant vested immediately, expires in September 2013 and had a fair value of $104,664 at its grant date, which was recorded as deferred financing costs and is being amortized over the three-year life of the loan. As of September 30, 2007, this warrant, which is exercisable into 600,000 shares of Series E convertible preferred stock, was outstanding. The warrant was classified as a liability at September 30, 2007 as it is exercisable into redeemable preferred stock (Note 4).

Growth Loans

In July 2004, the Company obtained a $5.5 million growth loan from a lending corporation. The loan proceeds were used to repay a shareholder loan, in accordance with its provisions, in the amount of $4,745,498, including principal and interest, and the bank equipment and software loan in the amount of $475,143. The term of the loan is 42 months. The loan bore interest at 13.92% for the first year. The interest payments were payable monthly from July 2004 through June 2005. After the first year, the loan bears interest at 12.54%. The remaining 29 principal and interest payments are payable monthly in equal installments from July 2005 through November 2007. Pursuant to the loan agreement, the Company issued a warrant to the lender to purchase 3,122,271 shares of Series C convertible preferred stock at $0.229 per share. The warrant vested immediately, expires in June 2011 and had a fair value of $477,867 at its grant date, which was recorded as deferred financing costs and is being amortized over the 42-month life of the loan. As of September 30, 2007, this warrant, which is exercisable into 3,122,271 shares of Series C convertible preferred stock, was outstanding. The warrant is classified as a liability at September 30, 2007 as it was exercisable into redeemable preferred stock (Note 4).

In October 2006, the Company obtained a $3 million growth and a $5 million working capital line of credit from a lending corporation. In December 2006, the Company funded the $3 million growth loan. The term of the growth loan is 42 months. The loan bears interest at 12%. The interest payments are payable monthly from January 2007 through September 2007. The remaining 29 principal and interest payments are payable monthly in equal installments from October 2007 through March 2010. The Company has not utilized the working capital line of credit. The working capital line of credit may be funded for amounts up to 80% of accounts receivable plus finished goods inventory not to exceed revenues for the prior quarter. Pursuant to the loan agreement, the Company issued a warrant to the lender to purchase 2,866,667 shares of Series F convertible preferred stock at $0.30 per share. The warrant vested immediately, expires in December 2014 and had a fair value of $589,685 at its grant date, which was recorded as deferred financing costs and is being amortized over the 42-month life of the loan. As of September 30, 2007, this warrant, which is exercisable into 2,866,667 shares of Series F convertible preferred stock, was outstanding. The warrant was classified as a liability at September 30, 2007 as it is exercisable into redeemable preferred stock (Note 4).

Future amortization of the deferred financing costs is as follows for the years ending September 30:

                                                                             $         228,512
2008                                                                                   160,824
2009                                                                                   120,615
2010                                                                           ----------------
                                                                             $         509,951
                                                                               ================

All of the Company's assets serve as collateral for the above equipment credit lines and growth loans. Such indebtedness prohibits the Company from paying cash dividends and substantially restricts the Company's ability to purchase or redeem its capital stock with cash.

8. Commitments and Contingencies

Leases

2008                                                                         $         549,506
2009                                                                                   565,991
2010                                                                                   336,476
                                                                               ----------------
                                                                             $       1,451,973
                                                                               ================

The Company leases its corporate offices under an operating lease. The lease expires in April 2010; however the Company has an option for a termination date of October 2008, provided the Company gives the landlord a written termination notice by April 2008. Minimum lease obligations assuming the Company does not exercise the early termination option are as follows for the years ending September 30:

Rent expense for the years ended September 30, 2007 and 2006 amounted to $515,029 and $506,478, respectively.

Software License Agreement

The Company has a software license and maintenance agreement with a semiconductor design software company. None of the software was specifically developed for the Company. Minimum obligations under this agreement are as follows for the years ending September 30:

2008                                                                         $         844,305
2009                                                                                   633,229
                                                                               ----------------
                                                                                     1,477,534
                                                                             $ ================

Litigation

During the ordinary course of the Company's business, it is subject to various claims and litigation. Management believes that the outcome of any claims or litigation will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

Indemnifications

The Company sells products to its customers under supply agreements. Each supply agreement generally includes provisions for indemnifying the customer against losses, expenses, and liabilities from damages that may be awarded against the customer in the event the Company's product is found to infringe upon a patent, copyright, trademark, or other proprietary right of a third party.

The Company believes its internal development processes and other policies and practices limit its exposure related to the indemnification provisions of the supply agreements. Management believes that the outcome of any claims will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

Employee Agreements

The Company has entered into agreements with certain employees that call for severance payments and accelerated stock option vesting upon termination of employment (except for cause).

9. Common Stock

The holders of shares of common stock are entitled to dividends as may be declared by the Board of Directors and shall have the right to one vote per share. No dividends had been declared as of September 30, 2007. Pursuant to the Series G preferred stock purchase agreement, preferred stock investors that did not invest in the Series G preferred stock had their preferred stock shares converted to common stock shares; 33,384,680 shares were converted. Warrants to purchase 984,737 shares of common stock were exercised in the year ended September 30, 2007.

Common Stock Warrants

In July 2007, pursuant to the Series G preferred stock purchase agreement, the Company issued common stock warrants to the Series G preferred stock investors. Warrants to purchase 10,388,746 shares of common stock at $0.0001 per share, vested immediately and expire in July 2014. The warrants had a fair value of $415,550 at their grant date and were recorded as stockholder's equity. As of September 30, 2007, the warrants to purchase 9,404,009 shares were outstanding.

10. Preferred Stock

In December 2001, the Company issued 50,000,000 shares of Series B-1 redeemable convertible preferred stock at $0.31 per share for a total value of $15,500,000 in exchange for cash. The Company incurred cash costs of $768,175 in connection with the issuance of shares. Series B-1 preferred stock accretion of $39,142 and $49,690 was recorded on a basis approximating the effective interest method for the years ended September 30, 2007 and 2006, respectively.

In March 2003, the Company issued 89,813,578 shares of Series C redeemable convertible preferred stock to new and existing stockholders at $0.2229 per share for a total value of $20,019,446 in exchange for cash. The Company incurred cash costs of $155,744 in connection with the issuance of the shares. Series C preferred stock accretion of $13,426 and $17,027 was recorded on a basis approximating the effective interest method for the years ended September 30, 2007 and 2006, respectively.

In September 2004, the Company issued 34,263,959 shares of Series D redeemable convertible preferred stock to new and existing stockholders at $0.2364 per share for a total value of $8,100,000 in exchange for cash. The Company incurred cash costs of $87,469 in connection with the issuance of the shares. In March 2005, the Company issued an additional 16,920,475 shares of Series D redeemable convertible preferred stock to existing Series D preferred stockholders at $0.2364 per share for a total value of $4,000,000 in exchange for cash. Series D preferred stock accretion of $82,132 and $104,146 was recorded on a basis approximating the effective interest method for the years ended September 30, 2007 and 2006, respectively.

Pursuant to the Series D preferred stock agreement, the Company issued warrants in September 2004 to purchase 3,384,096 shares of Series D convertible preferred stock at $0.2364 per share to the Series D preferred stock investors who committed to purchase the additional Series D preferred stock. The warrants vested immediately, expire in September 2012 and had a fair value of $557,685 at their grant date. The resultant discount to the Series D preferred stock is being accreted over the period to the redemption date on a basis approximating the effective interest method. The fair value of the warrants at their grant date was estimated using the Black-Scholes option-pricing model on the date of grant using the following assumptions: no dividend yield, volatility of 65%, weighted-average risk-free interest of 4.50 percent, and life of seven years. The warrant was classified as a liability at September 30, 2007 as it is exercisable into redeemable preferred stock.

In August 2005, the Company issued 60,143,736 shares of Series E redeemable convertible preferred stock to new and existing stockholders at $0.25 per share for a total value of $15,035,934 in exchange for cash. The Company incurred cash costs of $99,953 in connection with the issuance of the shares. In October 2005, the Company issued an additional 256,264 shares of Series E redeemable convertible preferred stock to an existing Series E preferred stockholder at $0.25 per share for a total value of $64,066 in exchange for cash. Series E preferred stock accretion of $12,812 and $15,305 was recorded on a basis approximating the effective interest method for the years ended September 30, 2007 and 2006, respectively.

In August 2006, the Company issued 49,999,999 shares of Series F redeemable convertible preferred stock to new and existing stockholders at $0.30 per share for a total value of $15,000,000 in exchange for cash. The Company incurred cash costs of $111,659 in connection with the issuance of the shares. Series F preferred stock accretion of $21,650 and $1,861 was recorded on a basis approximating the effective interest method for the years ended September 30, 2007 and 2006, respectively.

In July 2007, the Company issued 20,777,492 shares of Series G redeemable convertible preferred stock to existing stockholders at $0.30 per share for a total value of $6,233,248 in exchange for cash. The Company incurred cash costs of $125,876 in connection with the issuance of the shares. Series G preferred stock accretion of $12,590 was recorded on a basis approximating the effective interest method for the year ended September 30, 2007.

Pursuant to the Series G preferred stock agreement, the Company issued common stock warrants to the Series G preferred stock investors in July 2007. The warrants had a fair value of $415,550 at their grant date. The resultant discount to the Series G preferred stock is being accreted over the period to the redemption date on a basis approximating the effective interest method. The fair value of the warrants at their grant date was estimated using the Black-Scholes option-pricing model on the date of grant using the following assumptions: no dividend yield, volatility of 68%, weighted-average risk-free interest of 4.38 percent, and life of seven years. The warrants were classified as equity at September 30, 2007 as they are exercisable into common stock.

Conversion

Each share of Series B-1, Series C, Series D, Series E, Series F and Series G Preferred Stock ("Preferred Stock") is immediately convertible at the holder's option into shares of common stock based on the issuance price divided by the conversion price. The conversion price is initially $0.31 for Series B-1 Preferred Stock, $0.2229 for Series C Preferred Stock, $0.2364 for Series D Preferred Stock, $0.25 for Series E Preferred Stock, $0.30 for Series F Preferred Stock, and $0.30 for Series G Preferred Stock subject to proportional adjustments for certain dilutive issuances, splits and combinations and other recapitalizations or reorganizations. At September 30, 2007, each share of preferred stock was convertible into one share of common stock. Conversion of each share of Preferred Stock is automatic in the event of a public offering of the Company's common stock meeting certain specified criteria (aggregate gross proceeds to the Company of at least $20 million and a per share price of at least $0.90). In addition, conversion of each share of Preferred Stock is automatic upon the vote or election to convert by the holders of at least a majority of the outstanding shares of Preferred Stock, voting together on an as-converted basis. The aggregate number of common shares authorized and reserved for conversion of Preferred Stock was 469,294,672 at September 30, 2007.

Voting Rights

Each share of Preferred Stock has voting rights equal to the number of shares of common stock into which it is convertible.

Dividends

Dividends are noncumulative and, if declared, are payable at the rate of 6% per share per annum of the $0.31 initial issue price of Series B-1 Preferred Stock, and 8% per share per annum of the $0.2229, $0.2364, $0.25, and $0.30 initial issue price of Series C, Series D, Series E, Series F and Series G Preferred Stock, respectively. Dividends may be declared and paid upon the Series B-1 Preferred Stock or Series C Preferred Stock in any fiscal year only if distribution shall have been paid to or declared upon all shares of the Series D, Series E, Series F and Series G Preferred Stock. At September 30, 2007, no dividends have been declared.

Liquidation Preference

In the event of liquidation, including a merger, acquisition or sale of assets where there is a change in control, the Series G preferred shareholders are entitled to receive prior to any distribution to any other shareholders $0.90 per share, plus all declared and unpaid dividends. Thereafter, Series D, Series E and Series F preferred shareholders are entitled to receive, on a pari passu basis, prior to any distribution to any other shareholders, $0.2364, $0.25 per share, and $0.30 per share, respectively, plus all declared and unpaid dividends. Thereafter, the holders of Series C Preferred Stock are entitled to receive, prior to distribution to any other shareholders, $0.2229 per share, plus all declared and unpaid dividends. Thereafter, the holders of Series B-1 Preferred Stock are entitled to receive, prior to distribution to common stock shareholders, $0.31 per share, plus all declared and unpaid dividends. Upon the completion of the above distributions, the remaining assets of the Company, if any, available for distribution to shareholders, shall be distributed pro-rata based on the number of shares of common stock held by each assuming the conversion into common stock of all Preferred Stock.

Employee Liquidation Pool

In the event of liquidation including a merger, acquisition or sale of assets where there is a change in control, a liquidation pool that is 15% of the gross proceeds shall be paid to participating employees in the following priority order: First, to the holders of Series G Preferred Stock $0.30 per share; second, to the liquidation pool 10% of the gross proceeds; third, equally to the holders of Series G Preferred Stock and to the liquidation pool until the liquidation pool gets the remaining 5% of the gross proceeds; fourth, to the holders of Series G Preferred Stock until they get $0.90 per share.

Redemption

Commencing July 31, 2012, upon the vote or written consent of the holders of at least a majority of the then outstanding shares of the Preferred Stock, the Company will be required to redeem all such shares then outstanding at a price equal to the sum of the respective initial issue price per share plus all declared but unpaid dividends.

Classification of Preferred Stock

The liquidation preferences and the redemption provisions of the Preferred Stock are considered redemption provisions that are not solely within the control of the Company. Since the financial statements of the Company are being incorporated into a filing with the Securities and Exchange Commission, the Preferred Stock was classified outside the statement of stockholders' deficit and in the mezzanine section of the balance sheets. Prior to the Company filing its financial statements with the Securities and Exchange Commission, the Company had presented its Preferred Stock as a component of stockholders' deficit.

Modification of Preferred Stock Provisions

In connection with the issuance of the Series G Preferred Stock, the Company modified the redemption date of the Series B-1, Series C, Series D, Series E, and Series F Preferred Stock. The information disclosed in these financial statements reflects the modified terms of the Preferred Stock. There was no impact to the Company's results of operations or cash flows as a result of the modification.

11. Stock Option Plan

In February 2000, the Board of Directors and shareholders of the Company adopted the 2000 Incentive Stock Option and Restricted Stock Purchase Plan (The "Plan"). The Plan, as amended, authorizes the issuance of options to acquire up to 96,142,701 shares of common stock to employees and certain outside consultants. The Plan allows for the issuance of either nonqualified or incentive stock options pursuant to Section 422 of the Internal Revenue Code and restricted stock. Options vest at the discretion of the Board of Directors as determined at the grant date. Options generally vest 25 percent after one year, then ratably over the next three years. The term of the options is ten years.

Stock option activity for the years ended September 30, 2007 and 2006 was as follows:

                                                                                             Weighted-Average
                                                            Number of           Price         Exercise Price
                                                             Options          Per Share         Per Share
                                                         ---------------   ---------------   ---------------
Outstanding as of September 30, 2005                         50,650,756   $      0.10-2.20  $          0.13
     Granted                                                 19,535,000          0.12-0.14             0.12
     Forfeited                                                 (317,927)         0.10-2.00             0.14
     Exercised                                                 (236,581)         0.10-0.12             0.12
                                                         ---------------   ---------------   ---------------
Outstanding as of September 30, 2006                         69,631,248   $      0.10-2.20  $          0.13
                                                         ===============   ===============   ===============
     Cancelled                                              (10,335,000)             0.12              0.12
     Reissued                                                10,335,000              0.07              0.07
     Granted                                                  1,795,000              0.07              0.07
     Forfeited                                               (1,415,022)         0.07-1.28             0.13
     Exercised                                                 (531,674)         0.07-0.12             0.10
                                                         ---------------   ---------------   ---------------
Outstanding as of September 30, 2007                         69,479,552   $      0.07-2.20  $          0.12
                                                         ===============   ===============   ===============
Exercisable as of September 30, 2006                         49,065,606   $      0.10-2.20  $          0.13
                                                         ---------------   ---------------   ---------------
Exercisable as of September 30, 2007                         55,552,287   $      0.07-2.20  $          0.12
                                                         ===============   ===============   ===============

The following table summarizes information on outstanding and exercisable stock options for the Plan as of September 30, 2007:

                                Option Outstanding                                 Option Exercisable
 ----------------------------------------------------------------------- ----------------------------------
                                     Weighted-Average
 Per Share Range of     Number       Contractual Life  Weighted-Average   Number Vested    Weighted-Average
 Exercise Prices     Outstanding        (in years)      Exercise Price   and Exercisable    Exercise Price
 ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
$           0.07        11,918,855               9.7  $           0.07         4,619,206  $           0.07
            0.10        24,774,075               4.3              0.10        24,774,075              0.10
            0.12        22,869,819               6.8              0.12        18,523,010              0.12
            0.14         9,150,052               7.4              0.14         6,769,245              0.14
      0.32 - 2.20          866,751               3.1              1.02           866,751              1.02
 ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
$     0.07 - 2.20       69,579,552               6.7  $           0.12        55,552,287  $           0.12
 ================  ================  ================  ================  ================  ================

At September 30, 2007, the number of shres available for issuance under the plan was 24,550,314.

In the fiscal year ended September 30, 2007, the Company cancelled 10,335,000 stock options with an exercise price of $0.12 per share, and reissued these stock options with an exercise price of $0.07 per share. The Company recognized $23,385 of stock compensation expense for the fiscal year ended September 30, 2007 due to the re-issuance of stock options with an exercise price of $0.07 per share.

Options granted during the fiscal years ended September 30, 2007 and 2006 were granted at an exercise price above the estimated fair value of the underlying common stock. The weighted average fair value of options granted during the year ended September 30, 2007 was $0.023.

Amortization of employee deferred compensation expense was $0 and $11,414 for the years ended September 30, 2007 and 2006, respectively, and is included in operating expenses in the Statements of Operations. Nonemployee stock option compensation was $0 and $2,683 for the years ended September 30, 2007 and 2006, respectively, and is included in operating expenses in the Statements of Operations. Nonemployee stock options outstanding and exercisable at September 30, 2007 and 2006 were 838,333 and 796,666, respectively. The weighted average exercise price of nonemployee stock options was $0.19 per share at September 30, 2007 and 2006. At September 30, 2007, there were unvested nonemployee stock options to purchase 16,667 shares of common stock. No nonemployee stock options were granted during the fiscal years ended September 30, 2007 and 2006.

12. Income Taxes

The Company has incurred net operating losses since inception through September 30, 2007; accordingly, the Company had no provision for income taxes for the years ended September 30, 2007 and 2006. The difference between the statutory rate of 34% and the effective rate of 0% is due to the Company's full valuation allowance against its deferred tax assets.

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets were as follows as of September 30:

                                                                                   2007          2006
                                                                               ------------  ------------
Deferred tax assets (liabilites):
   Net operating loss carryforwards                                           $ 37,954,000  $ 30,364,000
   Research & development credits                                                9,884,000     8,800,000
   Capitalized research costs                                                    1,954,000     2,423,000
   Other, net                                                                      652,000       665,000
   Valuation allowance                                                         (50,444,000)  (42,252,000)
                                                                               ------------  ------------
                                                                              $         --  $         --
                                                                               ============  ============

The Company has recorded a valuation allowance for the entire amount of the net deferred tax asset due to the uncertainty surrounding the Company's ability to generate sufficient taxable income to realize this asset.

At September 30, 2007, the Company had federal and state net operating loss carryforwards of approximately $97,839,000 and $80,367,000, respectively. The federal and state loss carryforwards begin to expire in 2021 and 2008, respectively, unless previously utilized. At September 30, 2007, the Company had federal and state research tax credits of $5,514,000 and $6,622,000, respectively. The federal tax research credit begins to expire in 2021, unless previously utilized. The state research tax credit does not expire.

13. Related Party Transactions

During the years ended September 30, 2007 and 2006, the Company recognized revenue of $1,100,000 and $1,836,400, and had no accounts receivable as of September 30, 2007 and 2006 for a customer who owned 31 percent of the Company's common stock outstanding at September 30, 2007. The Company also recorded purchases of $107,082 and $246,978 during the years ended September 30, 2007 and 2006, and had zero and $72,149 in accounts payable as of September 30, 2007 and 2006 for the same preferred stock investor.

14. Subsequent Events

In November 2007, the Company issued an additional 23,745,696 shares of Series G redeemable convertible preferred stock to existing Series G preferred stockholders at $0.30 per share for a total value of $7,123,709 in exchange for cash. Pursuant to the Series G Preferred Stock agreement, in November 2007 the Company issued warrants to purchase 11,872,848 shares of common stock to the Series G preferred stock investors.